Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$14,424,829
Unrealized Gain (Loss) on Market Value of Futures	(4,067,818)
Dividend Income	48
Interest Income	2,693
ETF Transaction Fees	700
Total Income (Loss)	$10,360,452

Expenses
General Partner Management Fees	$39,959
Professional Fees	12,589
Brokerage Commissions	9,187
Directors' Fees and insurance	671
NYMEX License Fee	999
Total Expenses	63,405
Expense Waiver	(13,456)
Net Expenses	$49,949
Net Income (Loss)	$10,310,503

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$74,556,690
Withdrawals (200,000 Shares)	(4,708,327)
Net Income (Loss)	10,310,503

Net Asset Value End of Month	$80,158,866
Net Asset Value Per Share (3,300,000 Shares)	$24.29

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596